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                                 EXHIBIT 10(h)

                               BANCORPSOUTH, INC.

                           DEFERRED COMPENSATION PLAN

I.       Name and Purpose

                  The name of this plan is the BancorpSouth, Inc. Deferred Compensation Plan (the "Plan"). Its purpose is to provide certain employees of BancorpSouth, Inc. and its subsidiary companies (BancorpSouth, Inc. and such subsidiaries are sometimes collectively called the "Bank") with the opportunity to defer the receipt of compensation otherwise payable to them as employees of the Bank.

II.      Effective Date

                  The Plan shall be effective as of January 1, 1994.

III.     Participants

                  The Bank shall designate the employees that shall be eligible to participate in the Plan. Any Employee who elects to participate in the Plan is hereinafter called a "Participant". The Bank will establish for each Participant an unfunded deferred compensation account, as specified in Section V.

IV.      Election of Deferral

                  Each Participant shall be entitled to make an irrevocable election (in the form of Exhibit A hereto), as specified in Section VII, to defer receipt of a portion of the compensation otherwise payable by the Bank to the Participant. Any such election for a calendar year must be completed prior to January 1 of that year.

V.       Deferred Compensation Accounts

                  A separate account shall be established and maintained for each Participant, which account shall reflect the compensation deferred pursuant hereto by such Participant and specified in the applicable election form and all interest credited thereto from time to time. Each Participant's account shall be credited with interest as of June 30 and December 31 of each year. In the event that a Participant's account balance is distributed on a date other than June 30 or December 31, his account shall be credited with interest thereon from the immediately preceding June 30 or December 31 to the date of distribution. No interest shall be credited to a Participant's account after the complete distribution of such Participant's account balance. Interest to be credited for any period shall be at a rate equal to the yield as quoted for the last business day of each year in The Wall Street Journal for the most recently issued U. S. Treasury Note with an original maturity of 10 years. This interest rate will be determined annually on January 1 and will remain in effect for the entire calendar year. Interest credits shall be computed on the basis of a 365-day year and credited on the average daily balance.

VI.      Method of Distribution of Deferred Compensation

                  A Participant's deferred compensation plus any interest credited thereon shall be payable in a series of substantially equal monthly payments commencing on the first day of the month coincident with or next following the later of (i) the earliest date that the Participant could elect to begin receiving a retirement income under the terms of the BancorpSouth, Inc. Retirement Plan, and (ii) the Participant's termination of employment. Said payments shall continue for a period of ten years or such other period determined by the Bank in its discretion.


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                  No distribution of a Participant's deferred compensation or any interest credited thereon may be made except as provided in this
         Section VI.

VII.     Manner of Electing Deferral

                  A Participant may elect to defer compensation by giving written notice to the Bank. Such notice must be received by the Bank prior to January 1 of the year for which the deferral is elected, must be in the form of Exhibit A hereto and set forth the Participant's irrevocable election as to the amount of compensation to be deferred.

VIII.    Distribution Upon Death

                  If any Participant dies before receiving all amounts credited to his account, the unpaid amounts in the Participant's account shall be paid to the Participant's surviving spouse, or if the Participant has no surviving spouse, to the Participant's estate, with payments to be made for the period elected by the Participant. Notwithstanding the foregoing, if a Participant's spouse fails to survive the Participant by at least ten (10) days, that spouse shall be deemed to have predeceased the Participant for purposes hereof.

IX.      Benefit Plans

                  The amount of each Participant's compensation which he elects to defer under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of a Participant's benefits or contributions under any plan qualified under Section 401(a) of the Internal Revenue Code, the amount of life insurance payable under any life insurance plan established or maintained by the Bank, or the amount of any disability benefit payments payable under any disability plan established or maintained by the bank, except to the extent specifically provided in any such plan.

X.       Participant's Rights

                  Establishment of the Plan shall not be construed as giving any Participant the right to be retained in the Bank's service or employ or the right to receive any benefits not specifically provided by the Plan. A Participant shall not have any interest in the compensation deferred or interest credited to his account until such account is distributed in accordance with the Plan. All deferred compensation held for the account of a Participant under the Plan shall remain the sole property of the Bank, subject to the claims of its general creditors and available for its use for whatever purposes desired. With respect to amounts deferred or otherwise held for the account of a Participant, the Participant is merely a general creditor of the Bank; and the obligation of the Bank hereunder is purely contractual and shall not be funded or secured in any way.

XI.      Non-alienability and Non-transferability

                  The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his account. No account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payment for the support of a spouse or former spouse, or for any other relative of any Participant.

XII.     Administration

                  The Administrator of this Plan shall be the Board of Directors of BancorpSouth, Inc. except as otherwise determined by such Board of Directors. Such Board of Directors shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions hereof. Any decision or interpretation of any provision of the Plan adopted by such board shall be final and conclusive. A Participant who is also a member of the Board of Directors shall not participate in any


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         decision involving any request made by him or relating in any way solely to his rights, duties and obligations as a Participant under the Plan.

XIII.    Amendment and Termination

                  The Plan may, at any time or from time to time, be amended, modified or terminated by the Board of Directors of BancorpSouth, Inc. However, no amendment, modification or termination of the Plan shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts then accrued in his account.

XIV.     General Provisions

         (A) Controlling Law. Except to the extent superseded by federal law, the laws of the State of Mississippi shall be controlling in all matters relating to the Plan, including construction and performance hereof.

         (B) Captions. The captions of Sections and paragraphs of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

         (C) Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Board of Directors of BancorpSouth, Inc., is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Board of Directors may select, and any such payment shall be deemed to be payment of such person's account and shall be a complete discharge of all liability of the Bank with respect to the amount so paid.

         (D) Withholding Payroll Taxes. To the extent required by the laws in effect at the time compensation or deferred compensation payments are made, the Bank shall withhold from such compensation, or from deferred compensation payments made hereunder, any taxes required to be withheld for federal, state or local government purposes.

         (E) Administrative Expenses. All expense of administering the Plan shall be borne by the Bank and no part thereof shall be charged against any Participant's account or any amounts distributable hereunder.

         (F) Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provision hereof.

         (G) Except as otherwise expressly provided herein, no member of the Board of Directors of BancorpSouth, Inc. and no officer, employee, or agent of the Bank, shall have any liability to any person, firm or corporation based on or arising out of the Plan except in the case of gross negligence or fraud.

XV.      Unfunded Status of the Plan

                  Any and all payments made to the Participant pursuant to the Plan shall be made only from the general assets of the Bank. All accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Bank. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship.


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                  IN WITNESS WHEREOF, BancorpSouth, Inc. has caused this Plan to be executed this 23rd day of November, 1993.


                                    BANCORPSOUTH, INC.


                                    By        /s/ Aubrey B. Patterson
                                      -----------------------------------------
                                        Chairman and Chief Executive Officer


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                                   EXHIBIT A


NOTICE OF ELECTION

To:      The Secretary of BancorpSouth, Inc.

         In accordance with the provisions of the BancorpSouth, Inc. Deferred Compensation Plan, I hereby elect to defer the portion of my compensation specified below that would otherwise be payable to me for services as an employee of BancorpSouth, Inc. or its subsidiaries for the period beginning January 1, ______ and ending December 31, _____.

Deferral Election


         ___% of compensation otherwise payable to me for the above period.

         or

         $ __________

All payments will be made in the manner specified in the Plan.

This election is irrevocable and is subject to the terms of the Plan, a copy of which has been given to me.



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Employee                                    Date




Received on behalf of BancorpSouth, Inc.




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Secretary                                            Date


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